UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20 , 2017

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352
Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Brandywine Realty Trust (“Brandywine”) today filed a prospectus supplement to the prospectus dated March 20, 2017 that relates to the offering of its common shares under its “continuous equity” offering program that commenced on January 10, 2017 and was previously disclosed in Brandywine’s and Brandywine Operating Partnership, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2017 (the “Prior 8-K”). Specifics of the program are incorporated by reference from the Prior 8-K. The filing was made to continue this offering under the new shelf registration statement on Form S-3 (No. 333-216822) that it and Brandywine Operating Partnership, L.P. filed today.

The legal opinion of Pepper Hamilton LLP relating to the legality of the shares offered by the prospectus supplement and the legal opinion of Pepper Hamilton with respect to certain tax matters are attached as Exhibit 5.1 and Exhibit 8.1, respectively, to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the shares offered.

8.1	Opinion of Pepper Hamilton LLP with respect to certain tax matters.

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS SOLE GENERAL PARTNER

	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: March 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the shares offered.

8.1	Opinion of Pepper Hamilton LLP with respect to certain tax matters.

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).